Exhibit 99.1

BOARD RESOLUTION OF MINING GLOBAL, INC. (OTC MNGG)

ADOPTED ON JULY 11, 2022

The following board resolutions passed by a unanimous vote of the board and majority shareholders of Mining Global, Inc. (OTC: MNGG) resolved that:

1.	The Board accepts the resignation of Tom Ilic from all positions,

2.	The board accepts appointment of Irina Veselinovic on the position of an Interim COO.

3.	The board accepts appointment of Alex Sentic on the position of the CEO of MNGG.

4.	Zoran Cvetojevic is appointed as the Chairmen of the board and the preferred shareholder of the company.

5.	Mining Global, Inc. issued Preferred B shares to the Small Cap Compliance, LLC as the majority block.

6.	The board has voted unanimously to do a name change from American Rolling Company, Inc. back to the company's original name Mining Global, Inc.

7.	The board has passed the resolution that the company will commence or resume it's filings of all future material events with OTC markets effective immediately.

8.	The board has passed the resolution that the company conduct a thorough all forensic review of all debts on the company’s books. As of today's date the only debt shown on the company records is Emry Capital for $356,000.

9.	The company board has passed a resolution that the company shall complete the OTC adequate disclosure documents and remain company with OTC in its periodic required filings.

10.	The Company will immediately inform Transfer Agent about the management and other changes.

____________________________________________

By: Zoran Cvetojevic Chairman of the board

(For security reasons signature on file with the issuer)

Board Resolution